EXHIBIT 10.3

JACKSON HEWITT TAX SERVICE INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

As Amended and Restated

Effective as of March 10, 2005

JACKSON HEWITT TAX SERVICE INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

As Amended and Restated

Effective as of March 10, 2005

Table of Contents

Article	Title	Page
I	Definitions	I-1

II	Administration	II-1

III	Eligibility	III-1

IV	Deferral Elections and Company Contributions	IV-1

V	Participant Accounts and Investment of Deferred Amounts	V-1

VI	Benefits Under the Plan	VI-1

VII	Amendment and Termination	VII-1

VIII	Miscellaneous	VIII-1

JACKSON HEWITT TAX SERVICE INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

As Amended and Restated Effective as of March 10, 2005

PURPOSE

Jackson Hewitt Tax Service Inc. (the “Company”) established the Jackson Hewitt Tax Service Inc. Annual Voluntary Deferred Compensation Plan, originally effective as of March 10, 2005 (the “Plan”). The purpose of the Plan is to provide select management and highly compensated employees who contribute or who are expected to contribute substantially to the success of a Participating Employer with the opportunity to defer the receipt of compensation.

The Plan is hereby amended and restated in its entirety as the Jackson Hewitt Tax Service Inc. Nonqualified Deferred Compensation Plan, effective as of March 10, 2005, except as otherwise provided herein, in order to comply with the requirements of Code Section 409A and the regulations issued thereunder, and is to be interpreted consistent with that intent.

ARTICLE I

Definitions

(a) “Account or Accounts” shall mean a Participant’s Deferred Compensation Account and/or his Employer Contribution Account as described in Article V.

(b) “Beneficiary” shall mean the person or persons designated by a Participant upon such forms as shall be provided by the Committee, to receive payments of the vested portion of the Participant’s Account after the Participant’s death. If the Participant shall fail to designate a Beneficiary, or if for any reason such designation shall be ineffective, or if such Beneficiary shall predecease the Participant or die simultaneously with the Participant, then the Beneficiary shall be, in the following order of preference (i) the Participant’s surviving spouse, or (ii) the Participant’s estate. In the event of any dispute as to the entitlement of any Beneficiary, the Committee’s determination shall be final, and the Committee may withhold any payment until such dispute has been resolved.

(c) “Board” or “Board of Directors” shall mean the board of directors of a Participating Employer.

(d) “Cause” shall have the meaning provided in the Participant’s then-current employment agreement or, if there is no employment agreement or the employment agreement does not provide a definition, then (i) a Participant’s conviction of any criminal violation involving dishonesty, fraud, or breach of trust; (ii) a Participant’s willful engagement in any misconduct in the performance of his duties that materially injures a Participating Employer; (iii) a Participant’s performance of any act which, if made publicly known, would materially and adversely impact the business or reputation of a Participating Employer; and (iv) a Participant’s willful and substantial nonperformance of his assigned duties that continues for more than ten (10) days after the Participating Employer has given written notice of such nonperformance and its intention to terminate Participant’s employment due to such nonperformance.

(e) “Change in Control” shall mean (i) a change in the ownership of the Corporation occurring as the result of a person, or more than one person acting as a group, acquiring ownership of stock of the Corporation which, when combined with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Corporation, provided the person or group was not considered as owning more than fifty percent (50%) of the value or voting power prior to the acquisition, (ii) a change in the effective control of the Corporation occurring (A) as the result of a person, or more than one person acting as a group, acquiring ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the total voting power of stock of the Corporation, or (B) as the result of the replacement of a majority of the members of the Board during a twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation occurring as the result of a person, or more than one person acting as a group, acquiring assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisition. Whether a Change in Control has occurred shall be governed by regulations issued under Code Section 409A.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Commission Compensation” shall mean Compensation earned by a Participant a substantial portion of whose services to the Participating Employer consists of the direct sale of a product or service to a customer, where the Compensation paid to the Participant consists of a portion of the purchase price for the product or service or an amount calculated solely by reference to the volume of sales, and where payment of the Compensation is contingent upon the Participating Employer receiving payment from an unrelated customer for the product or services.

(h) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

(i) “Company” shall mean Jackson Hewitt Tax Service Inc., a Delaware corporation, and its successors.

(j) “Compensation” shall mean the bonuses and commissions paid by the Participating Employer to the Participant for the Plan Year. Compensation shall also mean the base salary paid by the Participating Employer to the Participant for the Plan Year, if so elected by the Committee with respect to one or more Plan Years.

(k) “Corporation” shall mean, for purposes of determining whether a Change in Control event has occurred, (i) the corporation for whom the Participant is performing services; (ii) the corporation that is liable for the payment of the deferred compensation to the Participant (or all corporations so liable if more than one corporation is liable); or (iii) a corporation that owns more than fifty percent (50%) of the total fair market value and total voting power of the corporation described in (i) or (ii), or any corporation in a chain of corporations in which each corporation owns more than fifty percent (50%) of such value and voting power of another corporation in the chain, ending in a corporation described in (i) or (ii).

(l) “Disability” shall mean a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participating Employer. The Participant shall be deemed to have incurred a Disability if the Participant is determined to be totally disabled by the Social Security Administration.

(m) “Employer” shall mean the Company and any Related Employer.

(n) “Fixed Date” shall mean July 1 of any calendar year that is at least twelve (12) months following the effective date of a Participant’s Compensation deferral election, as elected by the Participant, upon which a distribution may be made to the Participant.

(o) “Identification Date” shall mean December 31 of any calendar year.

(p) “Investment Funds” shall mean those investment options that shall from time to time be made available as hypothetical investment options under the Plan, as determined by the Committee.

(q) “Participant” shall mean any employee of a Participating Employer who is covered by this Plan as provided in Article III.

(r) “Participating Employer” shall mean the Company and the following affiliates: Jackson Hewitt Inc., Tax Services of America, Inc., Hewfant Inc., Jackson Hewitt Corporate Services Inc., and Jackson Hewitt Technology Services LLC.

(s) “Performance-Based Compensation” means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months.

(t) “Plan” shall mean the Jackson Hewitt Tax Service Inc. Nonqualified Deferred Compensation Plan, originally effective as of March 10, 2005, as it may be amended from time to time.

(u) “Plan Year” shall mean the 12-month period ending on December 31.

(v) “Related Employer” shall mean any entity that is part of a controlled group of corporations that includes the Company within the meaning of section 414(b) of the Code or that is part of a group of trades or businesses under common control with the Company within the meaning of section 414(c) of the Code.

(w) “Retirement” shall mean Separation from Service with the Employer after the attainment of age sixty-five (65).

(x) “Separation from Service” shall mean the voluntary or involuntary termination of employment of the Participant from the Employer. A Separation from Service shall not have occurred (i) if the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, (ii) if the Participant has a right to reemployment with the Employer pursuant to statute or contract, or (iii) if the Employee and Employer intend that the Employee continue to provide more than insignificant services to the Employer.

(y) “Specified Employee” shall mean a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Employer if, as of the date the employee Separates from Service with the Employer, any stock of the Employer is publicly traded on an established securities market or otherwise. An Employee shall be a Specified Employee only if the Employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during the 12-month period ending on the Identification Date, and only for the 12-month period beginning on the first day of the fourth month following the applicable Identification Date.

(z) “Substantial Risk of Forfeiture” shall exist if entitlement to Compensation is conditioned on (i) the performance of substantial future services by any person, or (ii) the occurrence of a condition related to the Participant’s performance for the Employer or related to the Employer’s business activities or organizational goals where the possibility of forfeiture is substantial.

(aa) “Trust” shall mean the Jackson Hewitt Tax Service Inc. Nonqualified Deferred Compensation Trust, as the same may be amended from time to time.

(bb) “Trustee” shall mean the persons or entity appointed to serve as the trustee of the Trust.

(cc) “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. No Unforeseeable Emergency shall be deemed to exist for purposes of the Plan if the emergency can be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent such liquidation would not cause severe financial hardship), or by cessation of deferrals to the Plan.

ARTICLE II

Administration

(a) Administrative Committee. The Committee shall have complete control and discretion to manage the operation and administration of the Plan. Not in limitation, but in amplification of the foregoing, the Committee shall have the following powers:

(1) To determine all questions relating to the eligibility of employees to participate or continue to participate;

(2) To maintain all records and books of account necessary for the administration of the Plan;

(3) To interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

(4) To compute, certify and arrange for the payment of benefits to which any Participant or beneficiary is entitled;

(5) To process claims for benefits under the Plan by Participants or beneficiaries;

(6) To engage consultants and professionals to assist the Committee in carrying out its duties under this Plan;

(7) To delegate in writing one or more of its responsibilities hereunder to a person or persons of its choosing; and

(8) To develop and maintain such instruments as may be deemed necessary from time to time by the Committee to facilitate payment of benefits under the Plan.

(b) Committee’s Authority. The Committee may consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Committee shall have the full authority and discretion to act, and the Committee’s actions shall be final and conclusive on all parties.

(c) Plan Investments. Pursuant to Section II(a)(7) above, the Committee has designated an investment committee who shall be responsible for managing the investments of the Plan and determining and monitoring available investment indices/options under the Plan in accordance with Section V(c).

(d) Claims Procedure. A Participant or beneficiary, or his or her duly authorized representative (“Claimant”), may file a claim for a benefit under the Plan,

and may appeal the denial of a claim. All claims and appeals should be filed directly with the Committee. All decisions will be made in accordance with the provisions of the Plan and Department of Labor Regulations Section 2560.503-1 (the “Regulation”).

(1) Claims Other Than for Disability Benefits. If a claim is for a benefit other than for a “disability benefit” (as defined in the Regulation), the following additional rules will apply:

(A) Notice of Decision. The Committee will notify the Claimant of its decision with respect to a claim in writing or electronically. The notification will be written in a manner calculated to be understood by the Claimant. If the claim is wholly or partially denied, the notification will contain (i) specific reasons for the denial, (ii) specific reference to the pertinent provisions of the Plan upon which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why that material or information is necessary, and (iv) an explanation of the steps to be taken if the Claimant wishes to submit a request for review of the claim, as set forth in (B) below. The notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances make it impossible to decide the claim within 90 days and the Committee notifies the Claimant in writing of the extension prior to the end of the first 90-day period). If a decision is not provided within the 90 or 180-day period, the claim will be considered denied as of the last day of such period and the Claimant may request a review of the claim, as provided in (B) below.

(B) Review Procedure. Within 60 days after the date the Claimant is notified of a denied claim (or, if applicable, within 60 days after the date on which the claim is treated as denied), the Claimant may file a written request with the Committee for a review of the denied claim. The Claimant may also make a written request for access to and copies of pertinent documents in the possession of the Committee, free of charge. The Claimant may submit with the written request for review comments, documents, records and other information, and those materials will be considered by the Committee, regardless of whether they were submitted with or considered in the initial benefit determination. The Committee will notify the Claimant of its decision in writing. The notification will be written in a manner calculated to be understood by the Claimant and will contain (i) specific reasons for the decision and (ii) specific reference to the pertinent provisions of the Plan upon which the decision is based. The notification will be given within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to the Claimant within the initial 60-day period). If a decision is not made within the 60 or 120-day period, the claim will be considered denied. Upon a final adverse determination on review, the Claimant will be permitted to bring a civil action under ERISA Section 502(a).

(2) Special Rules for Disability Benefits. If a claim is for a “disability benefit” (as defined in the Regulation), the claim will be processed as specified in paragraph (1) above, except that the following additional rules will apply:

(A) Notice of Decision. The Committee will notify the Claimant of its decision within 45 days of receipt of the claim. The 45-day period may be extended for an additional 30 days if the extension is necessary due to matters beyond the control of the Committee, and the Committee notifies the Claimant prior to the expiration of the initial 45-day period of the circumstances requiring the extension and the date by which the Committee expects to render a decision. The 30-day extension period can be extended for a second period of 30 days due to matters beyond the control of the Committee, provided the Committee again notifies the Claimant prior to the expiration of the first extension period in the same manner as for the first extension. If the Claimant is asked to provide additional information so that the claim can be adjudicated, the Claimant will have 45 days to provide the additional information. In the case of an adverse determination with respect to a claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the decision, the Committee will notify the Claimant that such a rule, guideline, protocol or other similar criterion was relied on, and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon written request.

(B) Review Procedure. A Claimant will have 180 days following the receipt of an adverse determination involving a disability benefit to request a review of the determination. If a review of the adverse decision is requested:

(i) No deference will be given to the initial decision, and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial decision nor a subordinate of that individual.

(ii) If the initial decision was based in whole or in part on a medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(iii) The Committee will provide to the Claimant the identity of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse determination, without regard to whether the advice was relied on in making the determination.

(iv) Any health care professional engaged for purposes of reviewing the initial decision will be an individual who is neither an individual who was consulted in connection with the initial decision, nor a subordinate of that individual.

(v) The Committee must notify the Claimant of its decision on review within 45 days after the request for review is received, or within 90 days if special circumstances require an extension of time, the Claimant is given written notice of the extension within the first 45-day period, and the notice describes the special circumstances and indicates the date a decision is expected to be made.

ARTICLE III

Eligibility

Each Participating Employer, in its sole discretion, shall determine those employees eligible to participate in the Plan. Accordingly, an employee who, in the opinion of the Participating Employer based upon its then current guidelines, has contributed or is expected to contribute significantly to its growth and successful operations and who meets any additional criteria for eligibility that the Participating Employer, in its sole discretion, may adopt from time to time, will be eligible to become a Participant. The Participating Employer shall notify the Committee when an employee has been identified as eligible to become a Participant in the Plan, and the individual shall be entitled to participate in the Plan as soon as administratively practicable following the date the Committee informs the individual of his or her eligibility to participate. Only those employees who are part of a select group of management or highly compensated employees shall be allowed to participate in the Plan.

An employee who has been selected for participation in the Plan must, as a condition to becoming a Participant, complete such applications and other forms as requested by the Committee, and must submit to such physical examinations as may be required in order for the Participating Employer to purchase, at its discretion, one or more life insurance policies on the life of the Participant, in such amounts as the Committee shall determine.

Effective January 1, 2006, the following employees of a Participating Employer shall be eligible to participate in the Plan: (i) the President, CEO & Chairman of the Company, (ii) Executive Vice Presidents, (iii) Senior Vice Presidents, (iv) Group Vice Presidents, and (v) other Vice Presidents.

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ARTICLE IV

Deferral Elections and Company Contributions

(a) Deferral Procedures.

(1) Any Participant may elect to defer, for a calendar year, that amount of his Compensation to be earned during such calendar year as permitted by the Committee in its discretion. Any deferral election under this subparagraph (1) shall be in writing, signed by the Participant, and delivered to the Committee within such times prior to the beginning of the calendar year as the Committee shall specify. For purposes of this subparagraph (1), Compensation payable after the last day of the calendar year pursuant to the Participating Employer’s customary payroll timing arrangements solely for services performed during the final payroll period of the calendar year shall be treated as earned in the year such Compensation is paid.

(2) An employee who first becomes eligible to participate in the Plan on or after the beginning of a calendar year shall be permitted to file a deferral election form with the Committee within the thirty (30) day period following his or her initial eligibility to participate in the Plan, provided such election applies only to Compensation payable with respect to services to be performed subsequent to the date the election is filed with the Committee. Any election that relates to Compensation that is earned based upon a specified performance period shall be deemed to apply to Compensation paid for services performed subsequent to the election if the election applies to the portion of the Compensation equal to the total amount of the Compensation for the service period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period and the denominator of which is the total number of days in the performance period.

(3) Any Participant may elect to defer that amount of his Performance-Based Compensation as permitted by the Committee in its discretion. Any deferral election under this subparagraph (3) shall be in writing, signed by the Participant, and delivered to the Committee within such times as the Committee shall specify, but in no event later than six (6) months prior to the end of the period to which such services relate.

(4) Notwithstanding the restrictions in paragraphs (1), (2) and (3) above, if a Participant desires to defer an amount of Compensation that is subject to a Substantial Risk of Forfeiture and that, absent the deferral election, would be actually or constructively received by the Participant by the later of (i) the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a Substantial Risk of Forfeiture, or (ii) the 15th day of the third month following the end of the Employer’s first taxable year in which the amount is no longer subject to a Substantial Risk of Forfeiture,

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the Participant may submit a deferral election form in writing to the Committee in accordance with the rules of Section VI(a)(5) of the Plan, treating the date the Substantial Risk of Forfeiture lapses as the date the amount was scheduled to be paid. In accordance with the rules of Section VI(a)(5), such an election can be submitted at any time prior to December 31, 2006, without regard to the restrictions described in clauses (ii), (iii) and (iv) of Section VI(a)(5), provided that any such election that is submitted after December 31, 2005 shall not apply to amounts otherwise payable in calendar year 2006 and provided, further, that any such election shall not cause an amount not otherwise payable in calendar year 2006 to be paid during 2006.

(5) A deferral election made under this Article IV shall be irrevocable during the period to which it relates; provided, however, the Committee shall cancel a deferral election if the Participant experiences an Unforeseeable Emergency under the Plan or a financial hardship under a plan of the Employer that is a qualified cash or deferred arrangement under Code Section 401(k).

(b) Election Forms. Any election by a Participant under this Article IV shall be made on a form or forms prescribed by the Committee (the terms of which are incorporated herein by reference), and shall specify the amount of Compensation to be deferred.

(c) Revocation or Change. Any permitted revocation of or change in any election under this Article IV shall be in writing and shall be on such form as may be approved by the Committee.

(d) Discretionary Nonelective Contributions. The Participating Employer shall credit to a Participant’s Account such discretionary nonelective contributions for a Plan Year, if any, as the Participating Employer shall determine for such Participant based upon such criteria (which need not be the same for each Participant) as it, in its discretion, shall from time to time determine for that Participant.

(e) Discretionary Matching Contributions. The Participating Employer shall credit to a Participant’s Account such discretionary matching contributions for a Plan Year, if any, as the Participating Employer shall determine for such Participant based upon the Participant’s deferrals under this Plan. Any such discretionary matching contributions need not be the same for each Participant.

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ARTICLE V

Participant Accounts and Investment of Deferred Amounts

(a) In General.

(1) Any Compensation deferred pursuant to this Plan shall be recorded by the Committee in a Deferred Compensation Account maintained in the name of the Participant. The Deferred Compensation Account shall be credited with all amounts that have been deferred by the Participant pursuant to Article IV, and such Account shall be charged from time to time with all amounts that are distributed to the Participant. Separate sub-accounts shall be maintained to record Compensation deferred during each Plan Year, to which a Participant’s elections as to the timing and form of payment apply.

(2) Discretionary nonelective and matching contributions, if any, credited to a Participant pursuant to this Plan shall be recorded by the Committee in an Employer Contribution Account or Accounts maintained in the name of the Participant. The Employer Contribution Account(s) shall be credited with all amounts that have been contributed by a Participating Employer pursuant to Article IV, and such Account(s) shall be charged from time to time with all amounts that are distributed to the Participant. Separate sub-accounts shall be maintained to record any discretionary nonelective amounts contributed for each Plan Year, and to record any discretionary matching amounts contributed for each Plan Year, to which a Participant’s elections as to the timing and form of payment apply.

(3) All amounts that are credited to the Participants’ Accounts shall be credited solely for purposes of accounting and computation. A Participant shall not have any interest in or right to such Accounts at any time.

(b) Subject to Claims. The Plan constitutes an unsecured promise by the Company or a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company or the Participating Employer, as applicable. Each Participating Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for Federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. All amounts credited to the Participants’ Accounts will remain the general assets of the Company or a Participating Employer and shall remain subject to the claims of the Company’s or the Participating Employer’s creditors until such amounts are distributed to the Participants.

(c) Crediting of Interest.

(1) (A) Subject to the approval of the Trustee of any Trust established in accordance with paragraph (e) below, a Participant may

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allocate the amounts credited to his Accounts among investment options/indices that the Committee or its designee may make available from time to time. The Committee or its designee shall establish procedures regarding Participant investment allocations as are necessary, which procedures shall be communicated to the Participants.

(B) The available investment options/indices may be changed, altered or modified from time to time. Any such change, alteration or modification shall be communicated to the Trustee and to Participants.

(2) A Participant’s Accounts shall be credited (or debited) at least monthly based upon the change in the unit values attributable to the investment options/indices selected by the Participant, less expenses.

(d) Valuation; Annual Statement. The value of a Participant’s Accounts shall be determined by the Committee and the Committee may establish such accounting procedures as are necessary to Account for the Participant’s interest in the Plan. Each Participant’s Accounts shall be valued as of the last day of each Plan Year or more frequently as determined by the Committee. The Committee shall furnish each Participant with an annual statement of his Accounts.

(e) Establishment of Trust.

(1) The Company may establish one or more trusts substantially in conformance with the terms of the model trust described in Revenue Procedure 92-64 to assist in meeting the obligations of the Participating Employers to Participants under this Plan. Except as provided in paragraph (b) above and the terms of the trust agreement, any such trust or trusts shall be established in such manner as to permit the use of assets transferred to the trust and the earnings thereon to be used by the Trustee solely to satisfy the liability of a Participating Employer in accordance with the Plan.

(2) A Participating Employer, in its sole discretion, and from time to time, may make contributions to the Trust. Unless otherwise paid by the Participating Employer, all benefits under the Plan and expenses chargeable to the Plan shall be paid from the Trust.

(3) The powers, duties and responsibilities of the Trustee shall be as set forth in the trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

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ARTICLE VI

Benefits Under the Plan

(a) Election of Time and Form of Payment of Vested Interest. Subject to the provisions of this Article VI, a Participant shall elect, at the time he files a deferral election form with the Committee for a Plan Year, the time and manner in which his vested interest in any amounts credited to his Deferred Compensation Account or Employer Contribution Account for such Plan Year, and any earnings on such amounts, shall be paid to him, from among the following options:

(1) Options as to Time of Payment. A Participant shall elect a Fixed Date for payment. Actual payment shall be made on the elected Fixed Date. A Participant shall further elect whether, in the event of his Disability, to receive payment at the elected Fixed Date or on the first day of the month following the date that is sixty (60) days following the date his Disability occurs.

(2) Failure to Elect Time of Payment; Events Overriding Elections. In the event a Participant fails to properly elect a time for payment of his vested interest, it shall be paid to him in a single lump sum on the July 1 of the calendar year following the calendar year in which the Participant’s Separation from Service occurs; provided, however, that notwithstanding any election made by a Participant as to the time or form of payment of his vested interest, the vested interest shall be paid in a single lump sum upon the earliest to occur of the following events:

(A) Upon his death, on the first day of the month that is sixty (60) days following the date of death;

(B) Upon his Separation from Service for reasons other than Retirement or Disability, on the July 1 of the calendar year following the calendar year in which he Separates from Service, or

(C) Upon a Change in Control, on the first day of the month that is sixty (60) days following the date of the Change in Control.

(3) Required Delay in Payment to a Specified Employee. Notwithstanding anything to the contrary in this Plan, in the event a Participant is a Specified Employee, any payments to which the Participant would otherwise be entitled during the first six (6) months following his Separation from Service (for reasons other than Disability or death) shall be accumulated and paid on the first day of the seventh (7th) calendar month following the Participant’s Separation from Service or, if earlier, as soon as practicable following his date of death.

(4) Options as to Form of Payment.

(A) A Participant may elect to receive payment in one of the following forms of payment:

(i) a lump sum, or

(ii) annual installments over a period of two (2) to twenty (20) years, as elected by the Participant.

(B) In the event a Participant elects installment payments, each such payment shall be equal to the balance in the Participant’s Accounts as of the end of the month immediately preceding the date of payment, divided by a fraction, the numerator of which is one (1), and the denominator of which is the total number of payments in the series minus the number of prior payments made.

(C) The Committee shall establish such accounting procedures as are necessary to implement the provisions of this paragraph.

(D) In the event a Participant fails to properly elect a form for payment of his vested interest, it shall be paid to him in a single lump sum on the July 1 of the calendar year following the calendar year in which the Participant’s Separation from Service occurs.

(5) Subsequent Changes in the Time or Form of Payment. Notwithstanding anything to the contrary in this Article VI, a Participant shall have the right to defer the receipt of or change the form of payments owed to him under the Plan. Any such change election (i) must be submitted in writing to the Committee, (ii) shall not be given effect until the date which is twelve (12) months after the date the request is submitted, (iii) except with respect to payments made on account of Disability, death or Unforeseeable Emergency (or, with respect to elections described in Section IV(a)(4), upon a Change in Control), must result in the redeferral of any payments to which the election relates for a period of at least five (5) years from the date such payment or the first amount would otherwise have been paid and, (iv) must be submitted at least twelve (12) months prior to the date the payment or the first amount was scheduled to be paid. For purposes of this paragraph (5), the Participant’s election to receive payments in the form of installments shall be treated as the right to a series of separate payments, such that each installment payment owed shall be deemed to be a single payment. Notwithstanding anything to the contrary in this paragraph (5), a Participant shall have the right to change the timing and form of payments owed to him under the Plan at any time prior to December 31, 2006, without regard to the restrictions described in clauses (ii), (iii) and (iv) herein, provided that any such election that is submitted after December 31, 2005 shall not apply to amounts otherwise payable in calendar year 2006 and provided, further, that any such election shall not cause an amount not otherwise payable in calendar year 2006 to be paid during 2006.

(6) Permitted Acceleration of Payment. Notwithstanding anything to the contrary in this Article VI, and subject to Section VI(a)(3), if the Participant’s entire remaining vested interest in the Plan is not greater than $10,000, the Committee shall pay the entirety of such remaining interest in a single lump sum on the earlier of the elected Fixed Date, the next scheduled date for payment, or the July 1 of the calendar year following the year of Separation from Service, as applicable.

(b) Determination of Vested Interest; Forfeitures.

(1) A Participant shall be at all times fully vested in his Deferred Compensation Account.

(2) Except as otherwise provided in this paragraph (b), a Participant shall be at all times fully vested in amounts credited to his Employer Contribution Account.

(3) Notwithstanding anything to the contrary herein, in the event the Participant is terminated by the Employer for Cause, the Participant shall forfeit his or her entire then-existing interest in his Employer Contribution Account(s), if any.

(4) Any amounts forfeited in accordance with this Article VI may be used, in the discretion of the Committee, to offset administrative expenses of the Plan or Trust described in paragraph (e) of Article V or to reduce future contributions of the Company or a Participating Employer.

(c) Death Benefit. In the event of a Participant’s death, his Beneficiary shall be entitled to receive a benefit equal to the Participant’s remaining vested interest in his Account. Any death benefit payable hereunder shall be made in a single lump sum on the first day of the month that is sixty (60) days following the date of death.

(d) Payments Due to Unforeseeable Emergency. If the Committee determines, in its sole discretion, that the Participant has incurred an Unforeseeable Emergency, the Committee may distribute all or a portion of the amount of his vested Account in a lump sum. The amount of any such distribution shall be limited to the amount reasonably necessary to satisfy the emergency need, as determined under regulations issued by the Secretary of the Treasury, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution, after taking into account any additional Compensation that will be available to the Participant upon the cancellation of his deferral election. Payment shall be made on the first day of the month on or following the date the emergency is approved by the Committee.

ARTICLE VII

Amendment and Termination

(a) In General. The Plan may be amended at any time, or from time to time, by the Company, and the Plan may be terminated at any time by the Company. Any such amendment or termination shall be ratified and approved by the Company’s Board of Directors.

(b) Effect of Amendment or Termination.

(1) No such amendment or termination shall reduce the amounts to which any Participant is entitled as of the date of such amendment or termination.

(2) Upon termination, payments to Participants (or their beneficiaries) shall be made in accordance with Article VI.

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ARTICLE VIII

Miscellaneous

(a) Payments to Minors and Incompetents. If the Committee receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is a minor or is physically unable or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, and that no guardian, committee, or other representative of the estate of such person shall have been duly appointed, the Committee may authorize payment of such benefit otherwise payable to such person to such other person or institution; and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

(b) Plan Not a Contract of Employment. The Plan shall not be deemed to constitute a contract of employment between the Participating Employer and any Participant, nor to be consideration for the employment of any Participant. Nothing in the Plan shall give a Participant the right to be retained in the employ of the Participating Employer; all Participants shall remain subject to discharge or discipline as employees to the same extent as if the Plan had not been adopted.

(c) No Interest in Assets. Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Participating Employer. No Participant in the Plan shall have a security interest in assets of the Participating Employer used to make contributions or pay benefits.

(d) Recordkeeping. Appropriate records shall be maintained for the Plan, subject to the supervision and control of the Committee.

(e) Non-Alienation of Benefits. Except as may be permitted elsewhere in the Plan, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Committee. The Committee may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

(f) State Law. This Plan shall be construed in accordance with the laws of New Jersey.

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(g) Liability Limited. In administering the Plan, neither the Committee nor any officer, director or employee thereof, shall be liable for any act or omission performed or omitted, as the case may be, by such person with respect to the Plan; provided, that the foregoing shall not relieve any person of liability for gross negligence, fraud or bad faith. The Committee, its officers, directors and employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, trustee, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Committee in good faith.

(h) Protective Provisions. Each Participant shall cooperate with the Committee by furnishing any and all information requested by the Committee in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Committee may deem necessary and taking such other relevant action as may be requested by the Committee. If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his beneficiary, provided that, in the Committee’s sole discretion, benefits may be payable in an amount reduced to compensate the Participating Employer for any loss, cost, damage or expense suffered or incurred by the Participating Employer as a result in any way of such action, misstatement or nondisclosure.

(i) Successor Plan. In the event a Participant ceases to be eligible to participate in the Plan, but becomes eligible under any other nonqualified deferred compensation plan maintained by an Employer, then the Participant’s benefits under this Plan shall, in the discretion of the Committee, cease to be governed by this Plan and shall instead be governed by the provisions of the other plan.

(j) Impact on Other Benefits. This Plan shall not be construed to impact or cause the denial of any benefits to which any Participant may be entitled under any other welfare or benefit plan of any Participating Employer.

(k) Other Plans. Payments made to Participants under this Plan shall not be includable as salary or compensation for purposes of determining the amount of employee benefits under any other retirement, pension, profit-sharing or welfare benefit plans of the Participating Employers.

(l) Tax Withholding. The Committee and/or the Trustee shall withhold from any contribution to, amounts accumulated under, or distribution from the Plan or Trust such amounts as the Committee or the Trustee shall determine to be appropriate for Federal, State or local taxes applicable thereto.

(m) Severability. If any provision of this Plan is found, held or deemed to be void, unlawful, or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

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(n) Headings and Subheadings. Headings and subheadings in this Plan are for reference only. In the event of a conflict between a heading or subheading and the content of an article or paragraph, the content shall control.

(o) Gender. The masculine, as used herein, shall be deemed to include the feminine and the singular to include plural, except where the context requires a different construction.

(p) Right of Offset. The Participating Employers shall have the right to offset against any benefits payable to any Participant or Beneficiary any amounts owed by the Participant to the Participating Employer.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 20th day of September, 2006.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Peter Karpiak
Its:	Senior Vice President, Human Resources & Corporate Services

“COMPANY”

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